UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 8, 2014

MED-CANNABIS PHARMA INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54770	45-0704149
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2544 Tarpley Road Suite 12, Carrollton, TX 75006
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code:  214-666-8364

SW CHINA IMPORTS, INC.

12655 North Central Expressway Suite 100, Dallas TX 75243

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers;

The Board of Directors of Med-Cannabis Pharma, Inc. (the “Company”) has appointed a second member to the Board of Directors. The new director is Peter A Preksto.

Mr. Preksto is co-founder of the Oklahoma City-based corporate security firm, Praxis LLC, Preksto, 61, is a seasoned executive with a long career in technology management and business development. Preksto was an early innovator of demand-publishing systems. He served as Division Vice President for Coral Gables-based, publicly traded BLOC Development, building the F3 Forms Automation System. He co-founded and served as president of Seattle-based Numinous Technologies, Inc., a company that licensed software inventions developed by graduate students, productized them, and then re-licensed the finished products to others. He was a co-founder and president of privately held Balize, Inc., an online community-software company located in Fort Lauderdale. For several years, Preksto has served as a marketing strategist and change-management consultant for technology and engineering companies in the United States and Norway. He is also a director of Vector-Air, Inc., a value-added reseller of defense-grade situational-awareness systems used by emergency-prone municipalities.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

September 8, 2014	MED-CANNABIS PHARMA, INC.

/s/ Graciela Moreno

Graciela Moreno, CEO

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